UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2018 (May 20, 2018)

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1573 Mallory Lane, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2018, Thomas D. Miller, President, Chief Executive Officer, and member of the Board of Directors (the “Board”) of Quorum Health Corporation (the “Company”) resigned from all positions with the Company, effective immediately, and withdrew as a director nominee for election at the Company’s Annual Meeting of Stockholders to be held on June 8, 2018 (the “2018 Annual Meeting”). The Board accepted Mr. Miller’s resignation and withdrawal as a director nominee on May 20, 2018 (the “Transition Date”). Mr. Miller’s decision to resign was not related to a disagreement with the Company over any of its operations, policies, or practices. In addition, effective as of the Transition Date, the size of the Board was decreased to six members.

At this time, the Board is not nominating a replacement director for election at the 2018 Annual Meeting. Other than Mr. Miller, the nominees named in the Company’s definitive proxy materials will stand for election at the 2018 Annual Meeting. Notwithstanding Mr. Miller’s resignation, the form of proxy card included in the Company’s definitive proxy materials remains valid. However, any votes submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining six nominees, as named in the Company’s definitive proxy materials, and any votes submitted with instruction to vote for Mr. Miller will be disregarded.

In connection with his resignation, on the Transition Date, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) and a Consultancy Agreement (the “Consultancy Agreement”) with Mr. Miller. The Separation Agreement, effective on the Transition Date, ended Mr. Miller’s employment with the Company and provided, among other things, that, in exchange for Mr. Miller’s release of all claims arising out of or relating to Mr. Miller’s employment with the Company and his resignation therefrom, Mr. Miller would receive: (i) $1.35 million, less applicable deductions and withholdings, divided and payable in equal payments in accordance with the Company’s normal pay cycle over an eighteen (18) month period; (ii) eighteen (18) months of continued contribution by the Company of the employer portion of Mr. Miller’s health insurance benefits, and eligibility to participate in the Company’s health insurance plan at employee rates until age 65 or until eligible for full coverage by another employer; (iii) up to $25,000 in outplacement services; and (iv) a cash amount equal to Mr. Miller’s accrued and unused vacation. Mr. Miller remains entitled to all accrued and vested rights under the Company’s Amended and Restated Supplemental Executive Retirement Plan and the QHCCS, LLC Nonqualified Deferred Compensation Plan, as well as his rights under applicable award agreements with respect to outstanding Company restricted stock awards.

Upon Mr. Miller’s resignation and pursuant to the Consultancy Agreement, he agreed to advise the Company’s management team on issues related to certain matters as requested by the Company’s Chief Executive Officer and/or his designee. The term of the Consultancy Agreement is May 21, 2018 to May 20, 2020, unless otherwise mutually agreed by the parties. During the term of the Consultancy Agreement, Mr. Miller will be entitled to receive consulting fees of $1,000 per month plus $250 per hour of work and will be subject to restrictions on competing with the Company or its subsidiaries.

The Board appointed Robert H. Fish, age 67, as Interim President and Chief Executive Officer of the Company.

Mr. Fish has extensive experience in the healthcare industry, including leading operational and business transformations as Chairman, President or CEO of several healthcare companies. Most recently he served as Interim Chief Executive Officer of Millennium Health, LLC from January 2018 to March 2018. He served as CEO of Skilled Healthcare from November 2013 through completion of its combination with FC-GEN in February 2015, when it changed its name to Genesis Healthcare, Inc., a national provider of post-acute healthcare services. Mr. Fish has served as Chairman of the Board of Directors of Genesis Healthcare since April 2017 and has been a member of the Genesis Board since November 2013. From 2012 until he joined Skilled Healthcare in 2013, Mr. Fish served as Managing Partner at Sonoma-Seacrest, LLC, a California healthcare firm specializing in strategic planning, performance improvement and merger and acquisition issues. Earlier in his career, Mr. Fish was Regional President and CEO at St. Joseph Health System and President and CEO at Valley Care Health System. He also served as Director, Chairman and CEO at Genesis Health Ventures, a long-term care and institutional pharmacy company. Mr. Fish currently serves as a member of the Board of Directors of the St. Helena Hospital Foundation, a philanthropic organization. In connection with his role with St. Helena Hospital, Mr. Fish also serves on the Adventist Health regional finance committee. Mr. Fish is a Director at LifeCare Health Services, a private long-term acute hospital company and American Renal Associates, a public dialysis services company. Mr. Fish’s other previous Board positions include Chairman of REACH Medical Holdings, a regional air medical transport company; Coram, Inc., a home infusion provider; and Director at NeighborCare, Inc., a large institutional pharmacy. Mr. Fish received a B.A. in Sociology from Whittier College, and a Masters of Public Health degree in Hospital Administration from the University of California, Berkeley.

In connection with the appointment of Mr. Fish as Interim President and Chief Executive Officer as of the Transition Date, the Board authorized an annual base salary of $900,000 for Mr. Fish. The Compensation Committee and the Board continue to review the compensation arrangements for Mr. Fish and may amend the compensation arrangements at a future date.

There are no family relationships between Mr. Fish and any director or other executive officer of the Company, neither are there any transactions between Mr. Fish nor any member of his immediate family and the Company, or any of its subsidiaries, that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure

A copy of the Company’s press release announcing the appointment of Mr. Fish as the Company’s Interim President and Chief Executive Officer and the resignation of Mr. Miller as the Company’s President, Chief Executive Officer and member of the Board is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events

The information set forth in Item 5.02 hereof is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.1	Separation and Release Agreement, dated May 20, 2018, between QHCCS, LLC d/b/a Quorum Health and Thomas D. Miller

10.2	Consultancy Agreement, dated May 20, 2018, by and between QHCCS, LLC and Thomas D. Miller

99.1**	Press Release, dated May 21, 2018

** Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2018	QUORUM HEALTH CORPORATION
(Registrant)

	By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Executive Vice President and Chief Financial Officer
(principal financial officer and principal accounting officer)